                                                                   EXHIBIT 99(b)

                       FINANCIAL STATEMENTS AND EXHIBITS
                      REQUIRED BY FORM 11-K ANNUAL REPORT
        PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                           COMMISSION FILE NO. 1-3305

                             ---------------------

           MERCK & CO., INC. EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN
                            (Full title of the plan)

                               MERCK & CO., INC.
                                  P.O. BOX 100
                   WHITEHOUSE STATION, NEW JERSEY 08889-0100
             (Name of issuer of the securities held pursuant to the
            plan and the address of its principal executive office)

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Merck & Co., Inc.:

     We have audited the accompanying Statements of Net Assets Available for Benefits of the Merck & Co., Inc. Employee Stock Purchase and Savings Plan as of December 31, 1995 and 1994, and the related Statement of Changes in Net Assets Available for Benefits for the year ended December 31, 1995. These financial statements and the schedules referred to below are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1994, and the changes in its net assets available for benefits for the year ended December 31, 1995, in conformity with generally accepted accounting principles.

     Our audits were performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental Schedules of Assets Held for Investment Purposes and Reportable Transactions are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The fund information in the Statements of Net Assets Available for Benefits and the Statement of Changes in Net Assets Available for Benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and fund information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

New York, New York
May 22, 1996

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                            MERCK COMMON STOCK FUND
                                                            ------------------------
                                                              (NON-
                                                            PARTICIPANT                            FIDELITY   FIDELITY   FIDELITY
                                                            DIRECTED;    (PARTICIPANT  FIDELITY    EQUITY-     GROWTH    GROWTH &
                                                             SEE NOTE     DIRECTED;    MAGELLAN     INCOME    COMPANY     INCOME
                                                 TOTAL          1)       SEE NOTE 1)     FUND        FUND       FUND     PORTFOLIO
                                              -----------   ----------   -----------   ---------   --------   --------   --------
DECEMBER 31, 1995
- -----------------                                                                      ------------------------------------------
Assets:
  Investments at market value..............   $162,873,709  $38,672,420  $100,656,597  $6,961,838  $457,255   $503,394   $989,067
                                              ------------  -----------  ------------  ----------  --------   --------   --------
  Receivables
    Employer's contribution................         60,176       60,176            --          --        --         --         --
    Participants' contributions............        299,114           --       251,458      17,392     1,142      1,258      2,471
    Accrued interest and dividends.........          8,025           --         2,339          --        --         --         --
                                              ------------   ----------   -----------   ---------  --------   --------   --------
      Total receivables....................        367,315       60,176       253,797      17,392     1,142      1,258      2,471
                                              ------------   ----------   -----------   ---------  --------   --------   --------
Net assets available for benefits..........   $163,241,024  $38,732,596  $100,910,394  $6,979,230  $458,397   $504,652   $991,538
                                              ============  ===========  ============  ==========  ========   ========   ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                             FIDELITY
                                               FIDELITY     RETIREMENT   FIDELITY    FIDELITY    FIDELITY
                                             INTERMEDIATE     GROWTH        OTC      OVERSEAS    BALANCED
                                              BOND FUND        FUND      PORTFOLIO     FUND        FUND
                                             ------------   ----------   ---------   --------   ----------
                                              (PARTICIPANT DIRECTED; SEE NOTE 1)
DECEMBER 31, 1995
- -----------------                            -------------------------------------------------------------
Assets:
  Investments at market value..............    $299,003      $509,817    $325,866    $577,768   $3,553,980
                                             ------------   ----------   ---------   --------   ----------
  Receivables
    Employer's contribution................          --            --          --          --           --
    Participants' contributions............         747         1,274         814       1,443        8,878
    Accrued interest and dividends.........          --            --          --          --           --
                                             ------------   ----------   ---------   --------   ----------
      Total receivables....................         747         1,274         814       1,443        8,878
                                             ------------   ----------   ---------   --------   ----------
Net assets available for benefits..........    $299,750      $511,091    $326,680    $579,211   $3,562,858
                                             ===========    ==========   ========    ========    =========

                                                            FIDELITY
                                              FIDELITY     RETIREMENT     FIDELITY
                                             RETIREMENT    GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                                MONEY         MONEY         INDEX          LOAN
                                               MARKET        MARKET       PORTFOLIO      ACCOUNT
                                             -----------   -----------   -----------   ------------

DECEMBER 31, 1995
- -----------------                            ------------------------------------------------------
Assets:
  Investments at market value..............   $ 961,593    $3,735,338     $ 201,511     $4,468,262
                                             -----------   -----------   -----------   ------------
  Receivables
    Employer's contribution................          --            --            --             --
    Participants' contributions............       2,402         9,332           503             --
    Accrued interest and dividends.........          --            --            --          5,686
                                             -----------   -----------   -----------   ------------
      Total receivables....................       2,402         9,332           503          5,686
                                             -----------   -----------   -----------   ------------
Net assets available for benefits..........   $ 963,995    $3,744,670     $ 202,014     $4,473,948
                                             ===========   ===========   ==========    ===========


  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                             MERCK COMMON STOCK
                                                          -------------------------
                                                             (NON-                                 FIDELITY   FIDELITY   FIDELITY
                                                          PARTICIPANT  (PARTICIPANT    FIDELITY     EQUITY-    GROWTH     GROWTH &
                                                           DIRECTED;     DIRECTED;     MAGELLAN     INCOME    COMPANY     INCOME
                                               TOTAL      SEE NOTE 1)   SEE NOTE 1)      FUND        FUND       FUND     PORTFOLIO
                                            -----------   -----------   -----------   ----------   --------   --------   ---------
DECEMBER 31, 1994
- -----------------                                                                     --------------------------------------------
Assets:
  Investments at market value............   $94,912,564   $21,868,484   $55,135,649   $4,728,739   $290,147   $260,399   $471,847
                                            -----------   -----------   -----------   ----------   --------   --------   --------
  Receivables
    Employer's contribution..............        75,655        75,655            --           --         --         --         --
    Participants' contributions..........       363,400            --       286,057       24,521      1,504      1,350      2,447
    Accrued interest and dividends.......       608,859       171,021       432,152           --         --         --         --
                                            -----------   -----------   -----------   ----------   --------   --------   --------
      Total receivables..................     1,047,914       246,676       718,209       24,521      1,504      1,350      2,447
                                            -----------   -----------   -----------   ----------   --------   --------   --------
      Total assets.......................    95,960,478    22,115,160    55,853,858    4,753,260    291,651    261,749    474,294
                                            -----------   -----------   -----------   ----------   --------   --------   --------
Interfund (payable) receivable...........            --            --         3,543       (3,543)        --         --         --
                                            -----------   -----------   -----------   ----------   --------   --------   --------
Net assets available for benefits........   $95,960,478   $22,115,160   $55,857,401   $4,749,717   $291,651   $261,749   $474,294
                                            ===========   ===========   ===========   ==========   ========   ========   ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                            FIDELITY
                                              FIDELITY     RETIREMENT   FIDELITY    FIDELITY    FIDELITY
                                            INTERMEDIATE     GROWTH        OTC      OVERSEAS    BALANCED
                                             BOND FUND        FUND      PORTFOLIO     FUND        FUND
                                            ------------   ----------   ---------   --------   ----------
                                             (PARTICIPANT DIRECTED; SEE NOTE 1)
DECEMBER 31, 1994
- -----------------                           -------------------------------------------------------------
Assets:
  Investments at market value............     $228,837      $346,486    $165,543    $487,879   $3,321,250
                                            ----------     ---------    --------    --------   ----------
  Receivables
    Employer's contribution..............           --            --          --          --           --
    Participants' contributions..........        1,186         1,797         859       2,530       17,221
    Accrued interest and dividends.......           --            --          --          --           --
                                            ----------     ---------    --------    --------   ----------
      Total receivables..................        1,186         1,797         859       2,530       17,221
                                            ----------     ---------    --------    --------   ----------
      Total assets.......................      230,023       348,283     166,402     490,409    3,338,471
                                            ----------     ---------    --------    --------   ----------
Interfund (payable) receivable...........           --            --          --          --           --
                                            ----------     ---------    --------    --------   ----------
Net assets available for benefits........     $230,023      $348,283    $166,402    $490,409   $3,338,471
                                            ==========     =========    ========    ========   ==========

                                                           FIDELITY
                                             FIDELITY     RETIREMENT     FIDELITY
                                            RETIREMENT    GOVERNMENT    U.S. EQUITY   PARTICIPANTS'
                                               MONEY         MONEY         INDEX          LOAN
                                              MARKET        MARKET       PORTFOLIO      ACCOUNT
                                            -----------   -----------   -----------   ------------

DECEMBER 31, 1994
- -----------------                           ------------------------------------------------------
Assets:
  Investments at market value............     $872,469    $3,675,593      $86,251      $2,972,991
                                            ----------    ----------    ----------    -----------
  Receivables
    Employer's contribution..............           --            --           --              --
    Participants' contributions..........        4,425        19,056          447              --
    Accrued interest and dividends.......           --            --           --           5,686
                                            ----------    ----------    ----------    -----------
      Total receivables..................        4,425        19,056          447           5,686
                                            ----------    ----------    ----------    -----------
      Total assets.......................      876,894     3,694,649       86,698       2,978,677
                                            ----------    ----------    ----------    -----------
Interfund (payable) receivable...........           --            --           --              --
                                            ----------    ----------    ----------    -----------
Net assets available for benefits........     $876,894    $3,694,649      $86,698      $2,978,677
                                            ==========    ==========    ==========    ===========


  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

           STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                                            MERCK COMMON STOCK FUND
                                                           -------------------------
                                                              (NON-                                FIDELITY   FIDELITY   FIDELITY
                                                           PARTICIPANT   (PARTICIPANT  FIDELITY    EQUITY-     GROWTH    GROWTH &
                                                            DIRECTED;     DIRECTED;    MAGELLAN     INCOME    COMPANY     INCOME
                                                TOTAL      SEE NOTE 1)   SEE NOTE 1)     FUND        FUND       FUND     PORTFOLIO
                                             -----------   -----------   -----------   ---------   --------   --------   ---------
YEAR ENDED DECEMBER 31, 1995
- ----------------------------                                                           -------------------------------------------
Additions to net assets attributed to:
  Investment income
    Net appreciation in market value of
      investments.......................... $ 59,793,579   $16,048,422  $ 41,561,927  $1,355,431   $ 80,317  $ 86,755   $167,381
    Interest...............................      284,164        54,884       177,995      16,910        775     1,388      2,092
    Dividends..............................    2,944,880       545,142     1,399,561     401,313     26,192    23,823     43,619
                                            ------------   -----------  ------------  ----------   --------  --------   --------
      Total income on investments..........   63,022,623    16,648,448    43,139,483   1,773,654    107,284   111,966    213,092
                                            ------------   -----------  ------------  ----------   --------  --------   --------
  Contributions to the Plan
    By participants........................   10,135,678            --     7,171,246   1,026,944     90,168   127,946    202,417
    By the employer........................    2,096,084     2,096,084            --          --         --        --         --
                                            ------------   -----------  ------------  ----------   --------  --------   --------
      Total contributions..................   12,231,762     2,096,084     7,171,246   1,026,944     90,168   127,946    202,417
                                            ------------   -----------  ------------  ----------   --------  --------   --------
      Total additions......................   75,254,385    18,744,532    50,310,729   2,800,598    197,452   239,912    415,509
                                            ------------   -----------  ------------  ----------   --------  --------   --------
Deductions from net assets attributed to:
  Benefits paid to participants............   (6,897,405)   (1,684,529)   (3,842,330)   (316,302)   (14,327)   (9,471)   (11,808)
                                            ------------   -----------  ------------  ----------   --------  --------   --------
Transfers among funds and plans:
  Net reallocations........................   (1,076,434)     (225,165)     (268,899)   (179,474)   (11,687)   23,938    121,349
  Loans to participants....................           --      (469,316)   (2,000,011)   (169,275)    (7,950)  (17,254)   (14,739)
  Loan repayments by participants..........           --       251,914       853,504      93,966      3,258     5,778      6,933
                                            ------------   -----------  ------------  ----------   --------  --------   --------
      Net transfers among funds and plans..   (1,076,434)     (442,567)   (1,415,406)   (254,783)   (16,379)   12,462    113,543
                                            ------------   -----------  ------------  ----------   --------  --------   --------
      Total deductions and net
        transfers among funds and plans....   (7,973,839)   (2,127,096)   (5,257,736)   (571,085)   (30,706)    2,991    101,735
                                            ------------   -----------  ------------  ----------   --------  --------   --------
        Net increase.......................   67,280,546    16,617,436    45,052,993   2,229,513    166,746   242,903    517,244
Net assets available for benefits
        Beginning of year..................   95,960,478    22,115,160    55,857,401   4,749,717    291,651   261,749    474,294
                                            ------------   -----------  ------------  ----------   --------  --------   --------
        End of year........................ $163,241,024   $38,732,596  $100,910,394  $6,979,230   $458,397  $504,652   $991,538
                                            ============   ===========  ============  ==========   ========  ========   ========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                                                                  FIDELITY
                                                 FIDELITY        RETIREMENT        FIDELITY         FIDELITY         FIDELITY
                                               INTERMEDIATE        GROWTH            OTC            OVERSEAS         BALANCED
                                                BOND FUND           FUND          PORTFOLIO           FUND             FUND
                                               ------------     ------------     ------------     ------------     ------------
                                                   (PARTICIPANT DIRECTED; SEE FOOTNOTE 1)
YEAR ENDED DECEMBER 31, 1995
- ----------------------------                   --------------------------------------------------------------------------------
Additions to net assets attributed to:
  Investment income
    Net appreciation in market value of
      investments..........................      $ 14,592         $ 41,670         $ 52,417         $ 28,213        $  320,734
    Interest...............................           268            1,367            1,705            2,673            10,679
    Dividends..............................        16,349           47,092           18,005           13,137           150,808
                                                 --------         --------         --------         --------        ----------
      Total income on investments..........        31,209           90,129           72,127           44,023           482,221
                                                 --------         --------         --------         --------        ----------
  Contributions to the Plan
    By participants........................        64,320          135,910          108,069          168,523           381,359
    By the employer........................            --               --               --               --                --
                                                 --------         --------         --------         --------        ----------
      Total contributions..................        64,320          135,910          108,069          168,523           381,359
                                                 --------         --------         --------         --------        ----------
      Total additions......................        95,529          226,039          180,196          212,546           863,580
                                                 --------         --------         --------         --------        ----------
Deductions from net assets attributed to:
  Benefits paid to participants............       (23,255)          (9,560)          (8,872)          (9,295)         (389,023)
                                                 --------         --------         --------         --------        ----------
Transfers among funds and plans:
  Net reallocations........................        (1,749)         (39,950)          (9,099)        (102,300)         (202,159)
  Loans to participants....................        (1,814)         (19,975)          (6,349)         (22,336)          (92,528)
  Loan repayments by participants..........         1,016            6,254            4,402           10,187            44,517
                                                 --------         --------         --------         --------        ----------
      Net transfers among funds and plans..        (2,547)         (53,671)         (11,046)        (114,449)         (250,170)
                                                 --------         --------         --------         --------        ----------
      Total deductions and net
        transfers among funds and plans....       (25,802)         (63,231)         (19,918)        (123,744)         (639,193)
                                                 --------         --------         --------         --------        ----------
        Net increase.......................        69,727          162,808          160,278           88,802           224,387
Net assets available for benefits
        Beginning of year..................       230,023          348,283          166,402          490,409         3,338,471
                                                 --------         --------         --------         --------        ----------
        End of year........................      $299,750         $511,091         $326,680         $579,211        $3,562,858
                                                 ========         ========         ========         ========        ==========

                                                                    FIDELITY
                                                   FIDELITY        RETIREMENT       FIDELITY
                                                  RETIREMENT       GOVERNMENT     U.S. EQUITY     PARTICIPANTS'
                                                    MONEY            MONEY           INDEX            LOAN
                                                   MARKET           MARKET         PORTFOLIO        ACCOUNT
                                                 -----------     ------------     ------------    ------------

YEAR ENDED DECEMBER 31, 1995
- ----------------------------                     -------------------------------------------------------------
Additions to net assets attributed to:
  Investment income
    Net appreciation in market value of
      investments..........................      $      --        $       --        $ 35,720      $        --
    Interest...............................          2,911            10,274             243               --
    Dividends..............................         54,417           201,248           4,174               --
                                                 ---------        ----------        --------      -----------
      Total income on investments..........         57,328           211,522          40,137               --
                                                 ---------        ----------        --------      -----------
  Contributions to the Plan
    By participants........................        144,783           460,261          53,732               --
    By the employer........................             --                --              --               --
                                                 ---------        ----------        --------      -----------
      Total contributions..................        144,783           460,261          53,732               --
                                                 ---------        ----------        --------      -----------
      Total additions......................        202,111           671,783          93,869               --
                                                 ---------        ----------        --------      -----------
Deductions from net assets attributed to:
  Benefits paid to participants............       (109,182)         (323,281)         (8,888)        (137,282)
                                                 ---------        ----------        --------      -----------
Transfers among funds and plans:
  Net reallocations........................            932          (217,164)         34,993               --
  Loans to participants....................        (22,638)         (129,021)         (5,606)       2,978,812
  Loan repayments by participants..........         15,878            47,704             948       (1,346,259)
                                                 ---------        ----------        --------      -----------
      Net transfers among funds and plans..         (5,828)         (298,481)         30,335        1,632,553
                                                 ---------        ----------        --------      -----------
      Total deductions and net
        transfers among funds and plans....       (115,010)         (621,762)         21,447        1,495,271
                                                 ---------        ----------        --------      -----------
        Net increase.......................         87,101            50,021         115,316        1,495,271
Net assets available for benefits
        Beginning of year..................        876,894         3,694,649          86,698        2,978,677
                                                 ---------        ----------        --------      -----------
        End of year........................      $ 963,995        $3,744,670        $202,014      $ 4,473,948
                                                 =========        ==========        ========      ===========

  The accompanying Notes to Financial Statements are an integral part of this financial statement.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                         NOTES TO FINANCIAL STATEMENTS

1. DESCRIPTION OF THE PLAN:

     The Merck & Co., Inc. Employee Stock Purchase and Savings Plan (the "Plan") was designed to provide an easy, economical way for employees to become stockholders of Merck & Co., Inc. (the "Company" or "Merck") as well as a systematic means of saving and investing for the future. Generally, any regular full-time, part-time, or temporary employee of the Company who is a U.S. resident covered by a collective bargaining agreement providing for participation in this Plan as defined by the Plan, and has completed one year of employment, is eligible to participate.

     The Plan is administered by a management committee appointed by the Chief Executive Officer. All costs of administering the Plan are borne by the Company.

     CONTRIBUTIONS

     Depending on the terms of the applicable collective bargaining agreements, participants may contribute from 2% up to either 10% or 15% of their base pay per pay period. In addition, the Company will match 50% of employee contributions up to 5% of base pay per pay period, or contributions of a predetermined dollar amount negotiated with each bargaining group, whichever is less. Pursuant to current collective bargaining agreements, the Company match is subject to a monthly cap of $60. Company matching contributions are invested entirely in the Merck Common Stock Fund (Non-participant directed), and may not be reallocated into any other investment option.

     INVESTMENT OPTIONS

     Participants direct the investment of their contributions into any investment option including the Merck Common Stock Fund (Participant directed). The following is a brief description of each option:

     Merck Common Stock Fund

     Effective October 5, 1995, investments in Merck Common Stock were transferred to the Merck Common Stock Fund. The Merck Common Stock Fund invests primarily in Merck Common Stock and a small portion of money market instruments for liquidity. This liquidity allows for daily trading in the fund. Ownership is measured in units rather than shares. An investment in this option allows the participant to become a stockholder and part owner of the Company. The value of the investment can go up or down depending on general factors affecting the stock market and specific factors affecting the Company's business. This is neither a mutual fund nor a diversified or managed investment option. Investing in a non-diversified single stock involves more investment risk than investing in a diversified fund.

     Fidelity Magellan Fund

     Funds are invested primarily in domestic and foreign common stock and securities convertible into common stock. Up to 20% of assets may also be invested in debt securities of all types and qualities issued by foreign and domestic issuers if the fund manager believes they have potential for capital appreciation.

     Fidelity Equity-Income Fund

     Funds are invested in income-producing equity securities. Normally, at least 65% of the fund's assets will be invested in income producing equity securities. The fund has the flexibility to invest the balance in all types of domestic and foreign securities, including bonds.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Growth Company Fund

     Funds are invested primarily in common stock, and securities convertible into common stock, of companies considered to have above-average growth characteristics. These characteristics are most often associated with companies in new and emerging areas of the economy, although the fund may also hold shares in larger, mature or declining industry firms which have been revitalized.

     Fidelity Growth & Income Portfolio

     Funds are invested primarily in U.S. and foreign stocks, focusing on those that pay current dividends and offer potential growth of earnings such as common stocks, convertible securities, preferred stocks and warrants.

     Fidelity Intermediate Bond Fund

     This fund seeks high current income by investing in U.S. and foreign investment grade debt securities rated Baa or better by Moody's or BBB or better by Standard & Poor's. Investment securities include corporate bonds, mortgage securities, bank obligations and U.S. government and agency securities, as well as short-term investments. The fund's dollar-weighted average maturity will range between three and ten years under normal circumstances.

     Fidelity Retirement Growth Fund

     Funds are invested primarily in common stocks of domestic or foreign issuers, although they can be invested in all types of securities. Foreign securities may involve a higher degree of risk. The fund's emphasis is on the realization of capital gains rather than on dividend income.

     Fidelity OTC Portfolio

     Funds are invested primarily in securities traded on the over-the-counter
(OTC) securities market. These are frequently the securities of smaller or newer companies whose instruments may have limited marketability and may be subject to more erratic market movement.

     Fidelity Overseas Fund

     Funds are invested primarily in foreign securities.

     Fidelity Balanced Fund

     Funds are invested in a broadly diversified portfolio of high-yielding securities, including common stocks, preferred stocks and bonds. The objective is to provide a balanced investment in both stocks and bonds, thereby affording the opportunity for capital growth and current income; however, at least 25% of total assets will always be invested in fixed-income senior securities.

     Fidelity Retirement Money Market

     Funds are invested in high-quality U.S. dollar-denominated money market instruments of U.S. and foreign issuers. Normally, the fund intends to invest more than 25% of its total assets in obligations of institutions in the financial services industry.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

     Fidelity Retirement Government Money Market

     Funds are invested in obligations issued or guaranteed as to principal and interest by the U.S. government, its agencies or instrumentalities, and in repurchase agreements secured by these obligations. An investment in the portfolio is not insured or guaranteed by the U.S. government.

     Fidelity U.S. Equity Index Portfolio

     Funds are primarily invested in securities of the companies which comprise the S&P 500 Index.

     VESTING

     Participants are immediately vested in their contributions, all Company matching contributions, plus actual earnings thereon.

     PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of Plan termination, participants will become fully vested in their account balances.

     PARTICIPANTS' LOAN ACCOUNT

     Participants may borrow from their account balances. The minimum loan is $500 and the maximum loan is the lesser of $50,000 less the highest outstanding loan balance during the one year period prior to the new loan application date, or 50% of the participant's account balance less any current outstanding loan. Activity related to these borrowings is reflected in the Participants' Loan Account column of the financial statements.

     BENEFITS PAID TO PARTICIPANTS

     In-service and termination distributions are made throughout the year in accordance with applicable Plan provisions. At December 31, 1995 and 1994, net assets available for benefits included distributions in process of payment of $772,218 and $432,726, respectively.

2.  SUMMARY OF ACCOUNTING POLICIES:

     The financial statements of the Plan have been prepared on the accrual basis of accounting. The investments of the Plan are stated at quoted market value. Dividend income is recorded on the ex-dividend date. The appreciation in market value of investments is based on the beginning of the year market value or value at the time of purchase during the year and is included in the Statement of Changes in Net Assets Available for Benefits.

     USE OF ESTIMATES

     The financial statements are prepared in conformity with generally accepted accounting principles and, accordingly, include amounts that are based on management's best estimates and judgments.

3.  INCOME TAXES:

     Prior to December 31, 1995, the Plan was amended to meet certain requirements of the Tax Reform Act of 1986. The Plan obtained a favorable tax determination letter from the Internal Revenue Service on September 18, 1995, and the Plan sponsor believes that the Plan continues to qualify and to operate as designed.

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

4.  OTHER MATTERS:

     In January and February 1995, the Company sold its Calgon Vestal Laboratories business and Kelco business, respectively. Pursuant to the Plan, employees of these businesses who were participants in the Plan were entitled to leave their account balances in the Plan with no further employee or Merck matching contributions, or take distribution of their account balances as a lump sum or ten year annuity.

     On January 1, 1995, Merck transferred the employees of its Astra/Merck Group into a joint venture that continued on as Astra Merck, Inc., in which Merck and Astra AB each have 50% ownership. As part of this arrangement, the account balances of the Plan participants employed by Astra/Merck Group were transferred into a new savings plan affiliated with the joint venture.

     Net reallocations in 1995 of ($1,076,434) consist of transfers between the Plan and the Merck & Co., Inc. Employee Savings and Security Plan for employees who changed their status during the year.

                                                           SCHEDULE I
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

          ITEM 27A -- SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                               DECEMBER 31, 1995

                                                                         NUMBER OF
                           NAME OF ISSUER                             UNITS/SHARES AT
                         AND TITLE OF ISSUE                           CLOSE OF PERIOD       COST       CURRENT VALUE
                         ------------------                           ----------------   ----------    -------------
Merck Common Stock Fund.............................................     12,552,164      $66,569,825    $139,329,017
Fidelity Magellan Fund..............................................         80,970        5,702,272       6,961,838
Fidelity Equity-Income Fund.........................................         12,055          481,250         457,255
Fidelity Growth Company Fund........................................         13,872          531,845         503,394
Fidelity Growth & Income Portfolio..................................         36,563          850,428         989,067
Fidelity Intermediate Bond Fund.....................................         28,723          320,314         299,003
Fidelity Retirement Growth Fund.....................................         28,027          531,843         509,817
Fidelity OTC Portfolio..............................................         10,744          328,540         325,866
Fidelity Overseas Fund..............................................         19,875          501,989         577,768
Fidelity Balanced Fund..............................................        262,868        3,315,489       3,553,980
Fidelity Retirement Money Market....................................        961,593          708,934         961,593
Fidelity Retirement Government Money Market.........................      3,735,338        3,509,414       3,735,338
Fidelity U.S. Equity Index Portfolio................................          8,929          185,937         201,511
Participants' Loan Account (with interest rates ranging from 9.5% to
  10.0%)............................................................             --        4,468,262       4,468,262
                                                                                         -----------    ------------
        Total Investments...........................................                     $88,006,342    $162,873,709
                                                                                         ===========    ============

                                                           SCHEDULE II
                                                           EIN: 22-1109110
                                                           PLAN NO.: 004

                               MERCK & CO., INC.

                    EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN

                ITEM 27D -- SCHEDULE OF REPORTABLE TRANSACTIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                                                CURRENT
                                                                                                 VALUE
         IDENTITY OF PARTY INVOLVED             PURCHASE        SELLING        COST OF        OF ASSETS ON
          AND DESCRIPTION OF ASSET                PRICE          PRICE          ASSET       TRANSACTION DATE    NET GAIN
- --------------------------------------------   -----------    -----------    -----------    ----------------    ---------
Merck Common Stock
    91 purchase transactions................   $ 10,816,158    $         --   $ 10,816,158    $ 10,816,158      $       --
    64 sales transactions...................             --     131,835,406    129,354,460     131,835,406      $2,480,946
Merck Common Stock Fund
    56 purchase transactions................    128,467,090              --    128,467,090     128,467,090      $       --
    52 sales transactions...................             --       2,733,306      1,566,619       2,733,306      $1,166,687

                                                                      EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated May 22, 1996 included in the financial statements and exhibits required by Form 11-K Annual Report for the Merck & Co., Inc. Employee Stock Purchase and Savings Plan into the Company's previously filed Registration Statements on Form S-8 (Nos. 33-21087, 33-21088, 33-36101, 33-40177, 33-50667, 33-51235, 33-53463, 33-64273 and 33-64665) and on Form S-3
(Nos. 33-60322, 33-39349, 33-51785 and 33-57421). It should be noted that we have not audited any financial statements of the Plan subsequent to December 31, 1995 or performed any audit procedures subsequent to the date of our report.

                                            ARTHUR ANDERSEN LLP

New York, New York
June 21, 1996